UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 4, 2015

CYRUSONE INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001‑35789	46-0691837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1649 West Frankford Road
Carrollton, TX 75007
(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 350-0060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 4, 2015, CyrusOne Inc., a Maryland corporation (the “Company”), held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). A total of 39,062,638 shares of the Company’s common stock were entitled to vote as of the close of business on March 5, 2015, the record date for the Annual Meeting. There were 33,977,990 shares of common stock present in person or by proxy at the Annual Meeting, at which stockholders were asked to consider and vote on four proposals. Set forth below are the matters acted upon by the stockholders of the Company at the Annual Meeting, and the final voting results of each proposal.

Proposal 1: The stockholders elected each of the seven director nominees to the Board of Directors of the Company to serve until the 2016 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualifies, as follows:

		Votes	Broker
	Votes For	Withheld	Non-Votes
Alex Shumate	31,008,095	73,830	2,896,065
Gary J. Wojtaszek	31,053,823	28,102	2,896,065
William E. Sullivan	30,997,195	84,730	2,896,065
T. Tod Nielsen	30,961,315	120,610	2,896,065
David H. Ferdman	31,005,271	76,654	2,896,065
Lynn A. Wentworth	31,006,612	75,313	2,896,065
John W. Gamble, Jr.	30,995,463	86,462	2,896,065

Proposal 2: The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers (“Say-on-Pay”), as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,643,795	355,692	82,438	2,896,065

Proposal 3: The stockholders approved, on an advisory basis, holding future Say-on-Pay votes annually, as follows:

1-Year	2-Years	3-Years	Abstentions	Broker Non-Votes
28,347,332	106,136	2,546,618	81,839	2,896,065

Based on these results, the Board of Directors of the Company has determined that the Company will hold a Say-on-Pay vote every year.

Proposal 4: The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,921,855	42,683	13,452	N/A

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CYRUSONE INC.

By: /s/ Thomas W. Bosse
Thomas W. Bosse
Vice President, General Counsel and Secretary

Date: May 7, 2015